EXHIBIT 1

AGREEMENT TO FILE JOINT SCHEDULE 13D

Each of the undersigned (the “Reporting Persons”), being a record owner or “beneficial owner’ of the common stock on Conn’s Inc. (“Common Stock”), hereby agrees to jointly file a Schedule 13D with respect to their respective holdings of the Common Stock and to include this agreement as an exhibit to such Schedule 13D.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this agreement as of the 12th day of June, 2013.

THE STEPHENS GROUP, LLC

By:	/s/ Ronald M. Clark
Ronald M. Clark
Chief Operating Officer & General Counsel

SNOW LAKE HOLDINGS, INC.

By:	/s/ Robert L. Schulte	By:	/s/ Jon E. M. Jacoby
	Robert L. Schulte		Jon E. M. Jacoby
Director

SG-1890, LLC		By:	/s/ Wilton R. Stephens, Jr.

By:	The Stephens Group, LLC		Wilton R. Stephens, Jr.
Its Manager

By:	/s/ Ronald M. Clark
Ronald M. Clark
Chief Operating Officer & General Counsel

By:	/s/ Elizabeth S. Campbell
Elizabeth S. Campbell

*	This agreement to file a joint Schedule 13D was signed pursuant to a Power of Attorney, dated June 12, 2013 and filed by the Reporting Persons with the Securities and Exchange Commission on July 3, 2013, included hereto as Exhibit 2 and incorporated by reference.